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                      Consent of Independent Accountants
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form S-1 of our report dated June 3, 1996, relating to the financial statements of Tri Point Medical L.P., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".



PRICE WATERHOUSE LLP



Raleigh, North Carolina
June 3, 1996